Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-91761) of Horizon Health Corporation; and the Registration Statement on Form S-8 (no. 333-44690) of our report dated November 5, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Dallas, Texas

November 5, 2004